                                            Filed pursuant to Rule No. 424(b)(3)
                                                  Registration Number 333-115148

                           PROSPECTUS SUPPLEMENT NO. 5

                                   DYNEGY INC.

                                  $225,000,000

               4.75% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2023
                   AND SHARES OF CLASS A COMMON STOCK ISSUABLE
                        UPON CONVERSION OF THE DEBENTURES

                              DYNEGY HOLDINGS INC.

         GUARANTEE OF 4.75% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2023

         This prospectus supplement supplements the prospectus, dated August 2, 2004, of Dynegy Inc., relating to the sale by certain of our securityholders (including their pledgees, donees, assignees, transferees, successors and others who later hold any of the securityholders' interests) of, among other things, up to $225,000,000 aggregate principal amount of our 4.75% Convertible Subordinated Debentures due 2023 and the shares of Class A common stock issuable upon conversion of the debentures. You should read this prospectus supplement in conjunction with the prospectus, and this prospectus supplement is qualified by reference to the prospectus, except to the extent that the information in this prospectus supplement supersedes the information contained in the prospectus.

         The table of selling securityholders contained in the prospectus is hereby modified to add the following:

                                                   PRINCIPAL
                                                   AMOUNT OF
                                                  CONVERTIBLE                                                PERCENTAGE
                                                  DEBENTURES         CLASS                    CLASS A        OF CLASS A
                                                 BENEFICIALLY       COMMON       CLASS A      COMMON           COMMON
                                                 OWNED BEFORE        STOCK       COMMON        STOCK            STOCK
                                                 THE OFFERING        OWNED        STOCK        OWNED            OWNED
                                                 AND THAT MAY      BEFORE THE    THAT MAY     AFTER THE       AFTER THE
NAME OF SELLING SECURITY HOLDER                     BE SOLD         OFFERING      BE SOLD     OFFERING         OFFERING
-------------------------------                  ------------      ----------    --------    -----------     ------------
UBS AG London Branch........................      $8,000,000           --        1,941,276          --              --

         INVESTING IN THE DEBENTURES OR SHARES OF CLASS A COMMON STOCK INVOLVES RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 9 OF THE PROSPECTUS.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The date of this prospectus supplement is March 30, 2005.